Exhibit 10.1

AGREEMENT

       THIS AGREEMENT, executed in quintuplicate, is by and among Saeed R. Khan, residing in Owings Mills, Maryland (hereinafter “Khan”), Gurulingappa Hallur, residing in Owings Mills, Maryland (hereinafter “Hallur”), Manuel Hidalgo, residing in Baltimore, Maryland (hereinafter “Hidalgo”), Antonio Jimeno, residing in Baltimore, Maryland (hereinafter “Jimeno”) and Champions Biotechnology, Inc., a Delaware corporation, located at 2200 Wilson Boulevard, Suite 102-316, Arlington, Virginia 22201 (hereinafter “Champions”);

       WHEREAS, Khan, Hallur, Hidalgo and Jimeno represent and warrant that they are the owners of the entire and unencumbered right, title and interest in and to the following patent applications: U.S. application no. 60/672,469, filed April 18, 2005; U.S. application no. 60/696,672, filed July 5, 2005; U.S. application no. 60/720,755, filed September 27, 2005; U.S. application no. 11/673,519, filed February 9, 2007; and PCT application no. PCT/US2006/014449, filed April 18, 2006 (hereinafter “the Applications”);

       WHEREAS, Khan, Hallur, Hidalgo and Jimeno represent and warrant that they are the inventors of the inventions disclosed in the Applications and that no one else is an inventor;

       WHEREAS, Khan, Hallur, Hidalgo and Jimeno desire to assign to Champions the entire right, title and interest in and to the Applications, all inventions described therein, any other applications on such invention(s) in the U.S. and in foreign countries, and all patents issuing from the Applications, and Champions desires to acquire same; and

       Khan, Hallur, Hidalgo and Jimeno and Champions represent and warrant that they have not entered into any agreements inconsistent with this Agreement;

       NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties agree as follows:

       1.     Khan, Hallur, Hidalgo and Jimeno assign, convey and set over unto Champions, its successors and assigns, the entire right, title and interest in and to the Applications and all inventions described therein in the U.S. and in foreign countries.

       2.     Khan, Hallur, Hidalgo and Jimeno shall execute all such papers as may be necessary or proper for the filing and prosecution of such applications for patent, both United States and foreign, as Champions may desire with respect to the invention(s) disclosed in the Applications, and all such papers as may be necessary for assigning to Champions their interest in and to the Applications, corresponding applications in the U.S. and foreign countries and patents issuing therefrom. All actions required of Khan, Hallur, Hidalgo and Jimeno in this paragraph shall be at no cost to them.

       3.     Promptly after the Agreement is entered into, Khan, Hallur, Hidalgo and Jimeno shall receive restricted common shares in Champions as follows: Khan 112,500 shares; Hallur 62,500 shares; Hidalgo 62,500 shares; Jimeno 62,500 shares.

       4.     When and if a patent issues from U.S. application no. 11/673,519, or a continuation thereof, Khan, Hallur, Hidalgo and Jimeno shall receive additional restricted common shares in Champions as follows: Khan 62,500 shares; Hallur 62,500 shares; Hidalgo 62,500 shares; Jimeno 62,500 shares.

       5.     The cost of obtaining and maintaining patent applications and patents under this Agreement shall be borne by Champions.

       6.     This Agreement is binding upon and shall inure to the benefit of the successors and assigns of Champions, and to the heirs, legal representatives and successors of Khan, Hallur, Hidalgo and Jimeno.

       7.     Should any portion or provision of this agreement be declared invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement as to such jurisdiction (but to the extent permitted by law not elsewhere) and shall not affect the remainder hereof.

       8.     This Agreement may be amended, altered, or modified only in writing, specifying such amendment, alternation or modification, executed by both parties.

       9.     This Agreement constitutes the entire Agreement between the parties hereof with respect to the subject matter of this Agreement, and supersedes all prior or contemporaneous negotiations, understandings or agreements of the parties, whether written or oral with respect to such subject matter.

       IN WITNESS WHEREOF, the parties have executed this Agreement on the dates appearing below.

Dated:	February 14, 2007	/S/ Saeed R. Khan
Saeed R. Khan

Dated:	February 14, 2007	/S/ Gurulingappa Hallur
Gurulingappa Hallur

Dated:	February 14, 2007	/S/ Manuel Hidalgo
Manuel Hidalgo

Dated:	February 14, 2007	/S/ Antonio Jimeno
Antonio Jimeno

Champions Biotechnology, Inc.

Dated:	February 14, 2007	/S/James Martell
James Martell
CEO and President